UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36401	39-1975614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7035 South High Tech Drive Midvale, Utah	84047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 566-6681

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	SPWH	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2019, Sportsman’s Warehouse Holdings, Inc. (the “Company”) entered into a Separation Agreement, General Release and Waiver (the “Separation Agreement”) with the Company’s former Chief Financial Officer, Kevan Talbot. Mr. Talbot’s Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The following description of the Separation Agreement is qualified in its entirety by reference to such exhibit. The Separation Agreement provides that the Company will pay Mr. Talbot, whose employment with the Company terminated as of June 3, 2019, a one-time separation payment of $75,000, and that the Company will pay or reimburse Mr. Talbot’s premiums to continue health insurance benefits under COBRA for 12 months. The Separation Agreement also includes confidentiality and cooperation covenants, and a release of claims, in favor of the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1. Separation Agreement, General Release and Waiver, dated June 3, 2019, between Sportsman’s Warehouse Holdings, Inc. and Kevan P. Talbot

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

By:	/s/ Robert K. Julian
Name:	Robert K. Julian
Title:	Secretary and Chief Financial Officer

Date: June 7, 2019